                                                                   EXHIBIT 6(f)








                                     LEASE

                                 BY AND BETWEEN



                    RESIDENTIAL HEALTH CARE PROPERTIES, INC.
                                  ("Landlord")

                                      and



                         ______________________________
                                   ("Tenant")

                                   TABLE OF CONTENTS

                                                                         Page

ARTICLE I - LEASE OF PREMISES                                              1

    1.01      Lease of Premises                                            1
    1.02      Habendum                                                     1

ARTICLE II -      USE OF PREMISES                                          2

    2.01      Use of Premises                                              2
    2.02      Continuous Occupancy and Operations                          2
    2.03      Title to Land and Improvements                               2

ARTICLE III  -  TERM                                                       2

    3.01      Commencement Date                                            2
    3.02      Original Term of Lease                                       2
    3.03      Renewal Options                                              3

ARTICLE IV   -     BASIC RENT AND ADDITIONAL RENT                          3

    4.01      Basic Rent                                                   3
    4.02      Percentage Rental                                            5
    4.03      Additional Rent                                              5
    4.04      Net Lease; Non-Terminability                                 5
    4.05      Place of Rent Payment                                        6
    4.06      Late Payment Charge and Interest                             6

ARTICLE V -   PAYMENT OF IMPOSITIONS, TAXES AND ASSESSMENTS;
                   COMPLIANCE WITH LAWS AND ENVIRONMENTAL
                   MATTERS                                                 7
    5.01      Payment of Impositions                                       7
    5.02      Compliance with Laws                                         8
    5.03      Permitted Contests                                           8
    5.04      Hazardous Materials                                          9

ARTICLE VI - MAINTENANCE, REPAIR AND ALTERATIONS                          10

    6.01      Maintenance and Repair                                      10
    6.02      Alterations                                                 10
    6.03      Replacements of Personal Property                           11

    6.04      No Liens                                                    12

ARTICLE VII - INSURANCE AND INDEMNIFICATION                               12

    7.01      Property Insurance                                          12
    7.02      Liability Insurance                                         13
    7.03      Builder's Risk Insurance                                    13
    7.04      Insurance Requirements                                      14
    7.05      Replacement Value                                           14
    7.06      Blanket Policy                                              14
    7.07      No Separate Insurance                                       14
    7.08      Mortgages                                                   15
    7.09      Damages for Tenant's Failure to Properly Insure             15
    7.10      Casualty                                                    15
    7.11      Indemnification                                             17
    7.12      Waiver of Subrogation                                       17

ARTICLE VIII -      EMINENT DOMAIN                                        18

    8.01      Definitions                                                 18
    8.02      Total Condemnation                                          18
    8.03      Partial Condemnation                                        18
    8.04      Award                                                       19
    8.05      Temporary Taking                                            19

ARTICLE IX    -     NEGATIVE COVENANTS                                    20

    9.01      No  Liens                                                   20
    9.02      No  Transfer                                                20
    9.03      No  Dissolution                                             20
    9.04      Change of Location or Name                                  20

ARTICLE X      -    AFFIRMATIVE COVENANTS                                 20

    10.01     Perform Obligations                                         20
    10.02     Proceedings to Enjoin or Prevent Occupancy                  21
    10.03     Documents and Information                                   21

ARTICLE XI     -  REPRESENTATIONS AND WARRANTIES OF TENANT                22


    11.01     Organization and Good Standing                              22
    11.02     Power and Authority                                         22
    11.03     Enforceability                                              22
    11.04     Solvency                                                    23
    11.05     No Litigation                                               23
    11.06     Consents                                                    23
    11.07     No Violation                                                23
    11.08     Reports and Statements                                      23
    11.09     Chief Executive Office                                      24


ARTICLE XII -  REPRESENTATIONS AND WARRANTIES OF LANDLORD                 24

    12.01     Organization and Good Standing                              24
    12.02     Power and Authority                                         24
    12.03     Enforceability                                              24

ARTICLE XIII  ASSIGNMENT AND SUBLETTING                                   24

    13.01     Assignment and Subletting by Tenant                         24
    13.02     Assignment by Landlord                                      25

ARTICLE XIV   DEFAULT                                                     25

    14.01     Events of Default                                           25
    14.02     Landlord's Remedies                                         27
    14.03     Additional Rights of Landlord                               29
    14.04     Waivers by Tenant                                           29

ARTICLE XV    MISCELLANEOUS                                               29

    15.01     Notices, Demands and Other Instruments                      29
    15.02     Estoppel Certificates                                       30
    15.03     Holding Over by Tenant                                      30
    15.04     Parties Bound                                               31
    15.05     No Merger                                                   31
    15.06     Surrender                                                   31
    15.07     Severability                                                31
    15.08     Attorneys' Fees                                             32
    15.09     Savings Clause                                              32
    15.10     Force Majeure                                               32
    15.11     Recording - Memorandum of Lease                             32
    15.12     Time of the Essence                                         32
    15.13     Transfer of Landlord's Interest                             32
    15.14     Subordination                                               32
    15.15     Table of Contents and Headings                              33
    15.16     Governing Law                                               33
    15.17     Certain Definitions                                         33
    15.18     Entry by Landlord                                           34
    15.19     Relationship of Landlord and Tenant                         34
    15.20     Integration                                                 34
    15.21     Brokers                                                     34
    15.22     Interest                                                    34
    15.23     Quiet Possession                                            34
    15.24     Complete Agreement                                          34

ARTICLE XVI        FAIR MARKET VALUE                                      35

    15.01     Fair Market Value                                           35

ARTICLE XVII  ALTERNATIVE DISPUTE RESOLUTION                              36

    17.01     Mediation                                                   36
    17.02     Arbitration                                                 37
    17.03     Location of Mediation or Arbitration                        37
    17.04     Reservation of Rights                                       37
    17.05     Attorney-Client Privilege; Confidentiality                  37
    17.06     Third Parties                                               37
    17.07     Attorneys Fees and Costs                                    38

Exhibit "A"   - Legal Description of the Land
Exhibit "B"   - Personal Property

                                     LEASE



    THIS LEASE (this "Lease") is made and entered into as of the ____ day of _____________, 1997 (the "Effective Date"), by and between RESIDENTIAL HEALTHCARE PROPERTIES, INC, a Nevada corporation ("Landlord"), and ___________________________, a __________________ ("Tenant").

                                  WITNESSETH:


    FOR AND IN CONSIDERATION of the rents and covenants to be paid and performed by Tenant hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:


                                   ARTICLE I

                               LEASE OF PREMISES

    Section 1.01   Lease of Premises.       Subject to the terms and
conditions of this Lease, Landlord does hereby lease unto Tenant, and Tenant does hereby lease from Landlord, those certain premises (the "Premises") consisting of (a) the real property containing approximately ______ plus/minus acres located in the City of _______________, County of ________, State of _______, which is more particularly described in Exhibit "A" attached hereto and incorporated herein by reference for all purposes, together with all of Landlord's rights, privileges, easements and appurtenances pertaining to such real property (such real property, rights, privileges, easements and appurtenances being collectively hereinafter called the "Land"), (b) a _______ (__ ) unit, assisted living facility
[retirement and/or Alzheimer's care] (the "Facility") containing approximately ___________ square feet of gross floor area ("Floor Area") and other improvements (such Facility and other improvements are hereinafter called the "Improvements") now located on the Land, and (c) certain furniture, fixtures, and equipment identified in Exhibit "B" attached hereto (the "Personal Property").

    Section 1.02 Habendum.   TO HAVE AND TO HOLD the Premises for the exclusive
use by Tenant, its permitted successors and assigns, for the Term (as hereinafter defined) subject to termination as herein provided and subject to and upon the terms, conditions, covenants, agreements, provisions and limitations agreed to and imposed upon Tenant hereunder.

                                   ARTICLE II

                                USE OF PREMISES

    Section 2.01   Use of Premises.    (a) Subject to the terms and provisions
hereof, Tenant shall use and occupy the Premises exclusively as an assisted living facility [retirement and/or Alzheimer's care] (the "Facility") and for all lawful and licensed ancillary uses, and for no other purpose without the prior written consent of Landlord. Tenant shall obtain and maintain all approvals, licenses and consents needed to use and operate the Premises as herein permitted. Tenant shall deliver to Landlord complete copies of any surveys, examinations, certification and licensure inspections, compliance certificates and other similar reports issued to Tenant by any governmental agency within ten (10) days after Tenant's receipt of each of such items.

    (b) Notwithstanding the foregoing, Tenant shall not use or occupy, or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises in a manner which would (i) in any way make void or voidable any insurance then in force on the Premises, (ii) make it impossible to obtain the insurance required to be furnished by Tenant under this Lease, (iii) constitute a public nuisance, or (iv) violate any present or future law, regulation, ordinance or requirement of any governmental authority having jurisdiction over the Premises.

    Section 2.02 Continuous Occupancy and Operations. Tenant covenants and agrees to occupy and use the entire Improvements continuously during the entire term of this Lease for the purposes provided in Section 2.01(a) above, and will operate such business during such period with diligence under the name ______________ and in accordance with the best standards of operation of such assisted living facility business.

    Section 2.03   Title to Land and Improvements.    Landlord represents and
warrants to Tenant that Landlord is the owner of the Premises and has the right to enter into this Lease and the Premises are free from all easements, encumbrances, restrictions, liens and claims other than zoning and building ordinances and easements, restrictions, covenants, and encumbrances and other matters of record (the "Permitted Encumbrances").


                                  ARTICLE III

                                      TERM

    Section 3.01 Commencement Date. As used herein, the "Commencement Date" shall mean_________________.

    Section 3.02 Original Term of Lease. The "Original Term" of this Lease shall commence at 12:01 a.m. on the Commencement Date and shall end at 11:59 p.m. on December 31, 2018, unless sooner terminated or extended as set forth herein. Tenant hereby acknowledges that all obligations of Tenant under this Lease including Tenant's obligation to pay all Basic Rent, Percentage Rent, and Additional Rent (all as hereinafter defined) shall commence on the Commencement Date as provided in Section 4.01 below.

    Section 3.03   Renewal Options.    (a) Subject to the conditions
hereinafter set forth and provided this Lease is then in effect, Tenant shall have the right to renew the term of this Lease for two (2) consecutive renewal terms of five (5) years each (each, a "Renewal Term"), by delivering written notice (the "Renewal Notice") to Landlord of its exercise of such right at least one hundred eighty (180) days before the end of the Original Term or any Renewal Term, as the case may be. Subject to the terms of this Lease set forth below, the first such Renewal Term shall begin upon the expiration of the Original Term and the second Renewal Term shall begin upon the expiration of the first Renewal Term. All of the terms, provisions and covenants of this Lease shall apply to each Renewal Term except that Basic Rent for each Renewal Term shall be established as provided in paragraph (b) below. Tenant shall have no right to exercise any option under this Section 3.03 if any Event of Default (as hereinafter defined) exists at the time of electing a renewal option or at the time any Renewal Term would commence. If Tenant fails to give timely notice of Tenant's intention to renew this Lease, the Term of this Lease shall expire on the scheduled expiration date, and Tenant shall have no further option to renew this Lease. If Tenant does not exercise any such option in a timely manner, then Landlord shall have the right during the remainder of the Term of this Lease to advertise the availability of the Premises for sale or lease. In this Lease the phrases "term of this Lease," "term hereof," "Lease Term," and "Term" mean the Original Term and any Renewal Term that may become effective pursuant to this Section 3.03.

    (b) If Tenant elects to renew the Term of this Lease as provided in paragraph (a) above, the Basic Rent payable by Tenant to Landlord for the Premises during the First Lease Year of the Renewal Term shall be the greater of (i) the Basic Rent or the Percentage Rent which was payable by Tenant during the final Lease Year of the Term of this Lease immediately preceding such Renewal Term or (ii) the amount obtained by multiplying the Fair Market Value of the property as determined in accordance with Article 16 below by the sum of the yield quoted in the Wall Street Journal on the day immediately prior to thecommencement of the Renewal Term for the most actively traded 10-year United States Treasury Security having a maturity date closest to the expiration of the particular renewal period, plus 325 basis points. The
Basic Rent for subsequent Lease Years of the Renewal Term shall be calculated as set forth in Section 4.01(g) below.

                                   ARTICLE IV

                         BASIC RENT AND ADDITIONAL RENT

    Section 4.01   Basic Rent.

    (a) Tenant covenants to pay to Landlord, without any prior demand therefor and without any deduction or set-off whatsoever, as basic rent (the "Basic Rent"), as hereinafter set forth during each Lease Year (as hereinafter defined) of the Original Term of this Lease. The annual Basic Rent shall be payable in monthly installments equal to 1/12th of the applicable annual Basic Rent, each such monthly installment payable in advance on the first day of each calendar month of each Lease Year during the Lease Term. The monthly installment of Basic Rent for the first month of the Lease Term shall be paid by Tenant to Landlord on or before the Commencement Date. Rent for any fractional calendar month in which the Lease Term begins or terminates shall be prorated on a per diem basis, based on the number of days in such month with respect to such fractional calendar month. The term "Lease Year," as used herein shall mean, except in the case of the "Initial Period" as defined below, the period that begins on January 1 and ends on December 31 of each calender year. The "First Lease Year" shall begin on January 1, 1998 and end on December 31, 1998.

    (b) For the period beginning on the Commencement Date through December 31, 1997 (the "Initial Period"), Tenant shall pay to Landlord Basic Rent of $ ______________.


    (c) For the First Lease Year, Tenant shall pay Basic Rent which shall be equal to the greater of (1) $____________[the Basic Rent amount for the Initial Period on an annualized basis]; or (2) the total actual rent paid for the Initial Period including Percentage Rental.

    (d) For the Second Lease Year, Tenant shall pay Basic Rent which shall be equal to the greater of: (1) $_____________ [to be set for each facility at Lease Inception] or (2) the actual rent paid for the First Lease Year including Percentage Rental.

    (e) For the Third Lease Year, Tenant shall pay Basic Rent which shall be the greater of (1) the Basic Rent for the Second Lease Year; or (2) the total actual rent paid for the Second Lease Year including Percentage Rental.

    (f) For the Fourth Lease Year, Tenant shall pay Basic Rent which shall be the greater of (1) the Basic Rent for the Third Lease Year; or (2) the total actual rent paid for the Third Lease Year including Percentage Rental.

    (g) Commencing in the Fifth Lease Year, the Basic Rent shall be the greater of (1) $__________ [to be set for each facility at Lease Inception]; (2) the Basic Rent for the Fourth Lease Year; or (3) the actual total rent paid for the Fourth Lease Year including Percentage Rental.

    (h) Commencing on the Sixth Lease Year and thereafter, the Basic Rent shall be the greater of: (1) the prior Lease Year's Basic Rent; or (2) the actual total rent paid for the prior Lease Year including Percentage Rent.

    (i) For the first month of each Lease Year following the Initial Period, Tenant shall pay an estimated monthly Basic Rent payment which shall be the Basic Rent, in the case of the First Lease Year, for the last month of the Initial Period; and, in the case of subusequent Lease Years, shall be the Bgasic Rent for the last month of the prior Lease Year. Tenant shall pay to Landlord, at the time of furnishing the statement required to be given by Tenant in accordance with Section 4.02 below, any difference between the estimated Basic Rent for such month and the actual amount as determined in accordance with this Lease.


    Section 4.02   Percentage Rental.   Commencing with the Commencement Date,
and thereafter throughout the Term, Tenant shall pay to Landlord, in addition to the Base Rent, an amount by which twenty-two percent (22%) of the Gross Revenue from the operation of the Facility exceeds the Base Rent ("Percentage Rent"). Tenant shall submit to Landlord within thirty (30) days following the end of the Initial Period and 30 days following the end of each quarter during each Lease Year thereafter, a written statement certified by the chief financial officer of Tenant setting forth the amount of the Gross Revenue of the Facility during the Initial Period and the preceding quarter of the current Lease Year, together with payment by Tenant of Percentage Rent, if any that may be due as shown by said statement. "Gross Revenue" means all income from the operation of the Facility during the Initial Period and each calander quarterof the applicable Lease Year, excluding interest income and security deposits, but including all income as determined in accordance with generally accepted accounting principals.

    Section 4.03   Additional Rent.    Tenant covenants that all other amounts,
liabilities and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease together with every fine, penalty, interest and cost which may be added for nonpayment or late payment thereof, shall constitute additional rent ("Additional Rent") hereunder (whether or not the same be designated as "Additional Rent"). The term "Rent," as used herein, shall collectively mean and refer to Basic Rent, Percentage Rent and all other Additional Rent hereunder.

    Section 4.04 Net Lease; Non-Terminability. Except as expressly set forth to the contrary in this Lease:

    (a) This is an absolutely net lease to Landlord. It is the intent of the parties hereto that the Rent payable under this Lease shall be an absolutely net return to Landlord and that Tenant shall pay all costs and expenses relating to the Premises and the business operated thereon. Any amount or obligation set forth in this Lease and relating to the Premises which is not expressly declared to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant's expense. Basic Rent, Percentage Rent, and Additional Rent and all other sums payable hereunder by Tenant, shall be paid without notice, demand, set off, counterclaim, abatement, suspension, deduction or defense.

    (b) Except as otherwise expressly provided in this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement or reduction of Rent hereunder, nor shall the obligations of Tenant under this Lease be affected by reason of
(i) any damage to or destruction of all or any part of the Premises from whatever cause; (ii) the taking of the Premises or any portion thereof by condemnation, requisition or otherwise; (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Premises, or any interference with such use; (iv) any eviction by paramount title or otherwise;
(v) Tenant's acquisition or ownership of all or any part of the Premises; (vi) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties; (vii) the failure of Landlord to deliver possession of the Premises; or (viii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding.

    (c) Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and it will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord or its successors-in-interest, or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successors-in-interest or by any court in any such proceeding.

    (d) It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements; that Basic Rent, Percentage Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events; and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.

    Section 4.05   Place of Rent Payment.   All payments of Rent hereunder
shall be made to Landlord as the same become due and payable in lawful money of the United States of America at the address of Landlord specified in Section
15.01 hereof or at such other address as Landlord may designate in accordance with the provisions of said Section 15.01.

    Section 4.06   Late Payment Charges and Interest.   Tenant hereby
acknowledges that late payment by Tenant to Landlord of Rent under this Lease will cause Landlord to incur various expenses not contemplated by this Lease, the exact amount of which are presently difficult to ascertain. Accordingly, if any payment of Rent shall not be received by Landlord within five (5) days of the due date thereof, then, without limiting any other rights of Landlord under this Lease, in each month in which any Rent or other payment for such month is not timely paid, Tenant shall also pay Landlord a late charge equal to $1000.00, which late charge shall be in addition to such required payment and shall constitute Additional Rent hereunder. Landlord and Tenant agree that such late charge represents a fair and reasonable estimate of the expenses that Landlord will incur by reason of such late payment by Tenant. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant's default with respect to any such past due amounts, nor prevent Landlord from exercising any other rights or remedies granted to Landlord under this Lease or at law or in equity. In addition, any Rent or any other sum required to be paid by Tenant under this Lease which is not paid within five (5) days of the due date, shall bear interest, commencing on the sixth (6th) day after the due date thereof and continuing until paid, at the lesser of (a) the maximum rate permitted by applicable law, or (b) eighteen percent (18%) per annum. For purposes of any time periods set forth in this Section 4.06, the payment due date shall be used as the first day of any such period.

    Section 4.07 Right to Audit. Landlord shall have the right from time to time, upon notice to Tenant to audit the books and records of Tenant to determine the accuracy of the determination of the Percentage Rental payable to Landlord hereunder. In the event that such audit discloses a liability for rent in excess of the Percentage Rent previously reported by Tenant to Landlord, Tenant shall promptly to Landlord all deficiencies in the Rent payable to Landlord and the Basic Rent shall be redetermined for the applicable Lease Year in accordance with the Percentage Rent as determined by the audit. In addition should the audit disclose a lability for Rent to the extent of five percent (5%) or more, Tenant shall on demand of Landlord pay the cost of such audit in addition to the amount of any deficiency.

                                   ARTICLE V

                 PAYMENT OF IMPOSITIONS, TAXES AND ASSESSMENTS;
                 COMPLIANCE WITH LAWS AND ENVIRONMENTAL MATTERS


    Section 5.01   Payment of Impositions.  (a)   From and after the
Commencement Date, Tenant shall pay, discharge and satisfy the following charges (the "Impositions") when due:

    (i) all taxes, assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the Commencement Date and whether or not to be completed within the Term), levies, fees, water and sewer rents and charges, and all other utility and other governmental charges of every kind, general and special, ordinary and extraordinary, together with, subject to the succeeding provisions of this
    Section 5.01, any interest and penalties thereon, which accrue or are payable during the Lease Term and which are imposed or levied upon or assessed against (A) the Premises or any part thereof, (B) any Basic Rent, Percentage Rent, or any Additional Rent reserved or payable hereunder, and
    (C) this Lease or the leasehold estate hereby created or which arises in respect of the operation, possession, occupancy or use of the Premises;

    (ii) any gross receipts or similar taxes imposed or levied upon, assessed against or measured by Basic Rent, Percentage Rent, or Additional Rent payable by Tenant hereunder or levied upon or assessed against the Premises;

    (iii) all sales and use taxes which are levied or assessed against or payable by Landlord and Tenant on account of the acquisition, leasing or use of the Premises or any portion thereof; and

    (iv) all charges for water, gas, light, heat, telephone, electricity, power and other utilities and communications services rendered or used on or about the Premises.

    (b) Tenant agrees to furnish to Landlord, within thirty (30) days after written demand therefor, evidence of the payment of all Impositions. In the event that any Imposition levied or assessed against the Premises becomes due and payable during the Term hereof and may legally be paid in installments, Tenant shall have the option to pay such Imposition in installments. Tenant shall request the appropriate taxing and assessing authorities having jurisdiction over the Premises to send directly to Tenant all tax bills, assessments and notices pertaining to the Premises. Notwithstanding the foregoing, for any such tax bills, assessments and notices that are not sent directly to Tenant but are sent to Landlord, Landlord hereby covenants and agrees to forward to Tenant all such tax bills, assessments and notices pertaining to the Premises within ten (10) business days after Landlord receives same, but Tenant's obligation to pay timely any amount that was the subject of such tax bill, assessment and notice shall not be conditioned upon Landlord's delivery of such item to Tenant within such time period. Without limiting any of the other provisions of this Lease, from and after an Event of Default, Tenant shall, at Landlord's election, deposit with Landlord on the first day of each month the sum equal to 1/12th of the Impositions assessed against the Premises for the preceding Lease Year, which sums shall be used by Landlord toward payment of future Impositions. Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this Section. The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant, any Fee Mortgagee or assessing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes.

    Section 5.02    Compliance with Laws.   Tenant shall, at its own cost and
expense, obtain any and all business licenses, permits and/or approvals necessary for the operation of Tenant's business on the Premises ("Governmental Authorizations") and shall comply with all governmental statutes, laws, orders, ordinances, rules and regulations applicable to the use of the Premises and all requirements of the Fire Insurance Rating Organization, Board of Fire Insurance Underwriters and any similar bodies having jurisdiction thereof (collectively, "Legal Requirements"), including those which require the making of any structural, unforeseen or extraordinary changes to the Premises, whether or not any of the same involve a change of policy on the part of the body enacting the same, and shall promptly comply with all governmental orders and directives and/or demands from Landlord for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises. Without limiting the foregoing, Tenant shall, at its expense, comply with all changes required in order to obtain and/or maintain the Required Insurance (as hereinafter defined), and with the provisions of all contracts, agreements, instruments and restrictions existing on the

Commencement Date or thereafter suffered orpermitted by Tenant affecting the Premises or any part thereof relating to the ownership, occupancy or use thereof.

    Section 5.03    Permitted Contests.      Tenant shall not be required to
(a) pay any Imposition, (b) comply with any statute, law, rule, order, regulation or ordinance, or (c) discharge or remove any lien, encumbrance or charge against the Premises, so long as Tenant shall post a bond in an amount and with a surety acceptable to Landlord and thereafter contest, in good faith and at its sole expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby or the extent of its liability therefor, by appropriate proceedings during the pendency of which there is prevented (i) the collection of, or other realization upon, the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested; (ii) the sale, forfeiture or loss of the Premises, or any part thereof, or Basic Rent, Percentage Rent, or any Additional Rent, or any portion thereof; (iii) any interference with the use or occupancy of the Premises or any part thereof; and (iv) any interference with the payment of Basic Rent, Percentage Rent, or any Additional Rent, or any portion thereof. Tenant further agrees that each such contest shall be diligently and continuously prosecuted to a final conclusion. Tenant shall defend (with counsel reasonably acceptable to Landlord), indemnify and hold Landlord harmless against, any and all losses, judgments, decrees and costs (including all attorneys' fees, appearance costs and expenses) in connection with any such contest and, promptly after the final settlement, compromise or determination of such contest, shall fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof. Notwithstanding the foregoing, no such contest shall be pursued by Tenant if doing so would subject Landlord or any Fee Mortgagee (as hereinafter defined) to the risk of any criminal liability.

    Section 5.04  Hazardous Materials.      (a) Tenant shall not cause, or
suffer or permit Tenant's agents, contractors, employees, customers or persons receiving or delivering goods or services to or from the Premises to cause, any Hazardous Material (as hereinafter defined) to exist on or be discharged from the Premises (whether originating thereon or migrating to the Premises from other property) in violation of any Environmental Laws as hereinafter defined, and Tenant shall promptly (i) remove any charge or lien upon any of the Premises, and (ii) defend (with counsel reasonably acceptable to Landlord), indemnify and hold Landlord, Fee Mortgagee and all of their successors and assigns, harmless from and against any and all claims, expenses, liabilities, losses or damages to or threatened against the Property, Landlord, Fee

Mortgagee or any third party, resulting from any Hazardous Material that is placed, generated or created in, on or under the Premises or is discharged from the Premises after the Commencement Date.

    (b) Tenant shall notify Landlord and Fee Mortgagee of any Hazardous Material that exists on or is discharged from or onto the Premises (whether originating thereon or migrating to the Premises from other property) within ten (10) days after Tenant first has knowledge of the existence or discharge of such Hazardous Material.

    (c) Throughout the Term, Tenant shall comply, and cause the Premises to comply, with all statutes, laws, ordinances, rules and regulations of all local, state or federal authorities having authority over the Premises or any portion thereof or their use including, without limitation, those relative to any Hazardous Material, petroleum products, asbestos containing materials or PCB's.

    (d) "Hazardous Material" means any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Environmental Laws. "Environmental Laws" means any statute, law, ordinance, rule or regulation of any local, county, state or federal authority having jurisdiction over the Premises or any portion thereof or its use, including, but not limited to: (i) the Federal Water Pollution Control Act (33 U.S.C. Section 1317) as amended; (ii) the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) as amended; (iii) the Comprehensive Environmental Response Compensation and Liability Act (42 U.S. C.
Section 9601 et seq.) as amended; (iv) the Toxic Substance Control Act (15 U.S.C. Section 2601) as amended; (v) the Clean Air Act (42 U.S.C. Section 7401), as amended; and (vi)any similar state laws.


                                   ARTICLE VI

                MAINTENANCE, REPAIR REPLACEMENT AND ALTERATIONS

    Section 6.01 Maintenance and Repair. Tenant agrees, at its sole expense, to (a) keep and maintain the Premises, including any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto and the Personal Property, in good repair and appearance, except for ordinary wear and tear, and (b) make promptly all structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary changes and repairs of every kind which may be required to keep the Premises in such good condition, repair and appearance. Landlord shall not be required to maintain, repair or rebuild or make any alterations, replacements or renewals of any nature to the Premises, or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen. Tenant hereby expressly waives the right to make repairs at the expense of Landlord which may be provided for in any law in effect at the time of the commencement of the Term of this Lease or which may thereafter be enacted, but the foregoing waiver shall not be a waiver of rights expressly granted to Tenant by the terms of this Lease. Tenant, at its own cost and expense, shall care for and maintain the grounds around the Improvements, including the regular mowing of grass, care of shrubs and general landscaping, and the maintenance of the parking areas, driveways and alleys on the Land, and shall maintain the whole of the Premises in a clean and sanitary condition. Tenant acknowledges that Tenant is familiar in all respects with the Premises, has inspected the same and has accepted the Premises as suitable for Tenant's use as set forth in this Lease. Landlord makes no representation, express or implied, as to the suitability or habitability of the Premises for any particular purpose.

    Section 6.02   Alterations.   (a) Tenant shall not make any alterations,
additions or modifications to the Premises without the prior written consent of Landlord (which consent shall not be unreasonably withheld), except for installation of unattached, movable trade fixtures in the Facility which may be installed without drilling, cutting or otherwise defacing any part of the Premises. All alterations, additions and modifications made to the Premises by Tenant other than unattached, movable trade fixtures shall remain upon the Premises and become the property of Landlord upon the expiration or termination of this Lease, unless Landlord requests their removal, in which event Tenant, at Tenant's expense, shall remove the same and restore the Premises to their original condition as of the Commencement Date. If Tenant fails to repair any damage to the Premises caused by any removal of any alterations, additions or modifications to the Premises, then Landlord shall have the right, but not the obligation, to repair any such damage to the Premises and thereafter Tenant will be obligated to reimburse Landlord for the reasonable costs of repairing such damage. All plumbing or electrical wiring connections exposed as a result of the removal of any alterations, additions or modifications shall be capped by Tenant in a safe and workmanlike manner.

    (b) Notwithstanding anything contained in paragraph (a) above to the contrary, before approving any alterations, additions or modifications for which Landlord's consent is required, Landlord may require Tenant to furnish it with (i) plans and specifications detailing the work to be completed, (ii) the names and addresses of the contractors to complete such work and copies of the contracts entered into with such contractors, (iii) all permits necessary for the construction of such alterations, additions or modifications, and (iv) evidence of any insurance reasonably requested by Landlord in connection with such alterations, additions and modifications, which insurance shall name Landlord and any Fee Mortgagee as additional insured.

    (c) All construction work done by Tenant within or upon the Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and the requirements of any contract, mortgage, or deed of trust to which Landlord may be a party.

    (d) Tenant agrees that all improvements, alterations, repairs or other work performed upon the Premises under any provision of this Lease including, without limitation, any venting, opening, sealing, water proofing or any altering of the roof of the Facility shall be performed under the direction of a general contractor approved by Landlord in advance and that when completed Tenant shall furnish to Landlord a certificate from such contractor stating that all such alterations approved by Landlord have been completed in accordance with plans and specifications previously approved by Landlord. Without limiting the foregoing, the plans and drawings for installation or revision of mechanical, electrical or plumbing systems shall be designed by an engineer approved by Landlord in advance, such design work to be done at Tenant's expense. Tenant shall defend (with counsel reasonably acceptable to Landlord), indemnify and hold Landlord and any Fee Mortgagee harmless from and against all claims, liens, costs, damages and expenses that may arise out of or in connection with any changes, additions, alterations or modifications made to the Premises by Tenant.

    Section 6.03 Replacements of Personal Property. Tenant shall not remove any Personal Property from the Leased Property except to replace the Personal Property by other similar items of equal quality and value. Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be and remain the property of Landlord. Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord's ownership of the Personal Property and replacements therefor. Tenant may finance replacements for the Personal Property by equipment lease or by a security agreement and financing statement if [i] Landlord has consented to the terms and conditions of the equipment lease or security agreement; and [ii] the equipment lessor or lender has entered into a non-disturbance agreement with Landlord upon terms and conditions reasonably acceptable to Landlord, including without limitation, the following: [a] Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default under this Lease; [b] the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [c] Landlord shall have the right to assign its rights under the equipment lease, security agreement, or non-disturbance agreement. Tenant, within 30 days after receipt of an invoice from Landlord, shall reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and non-disturbance agreement, including without limitation, reasonable attorneys' fees and costs.

    Section 6.04 No Liens. Tenant will not create or permit to be created or to remain, directly or indirectly, and will promptly discharge, at its expense, any mortgage, lien, encumbrance or charge on, pledge of or conditional sale or other title retention agreement with respect to, the Premises or any part thereof or Tenant's interest therein or Basic Rent, Percentage Rent, and Additional Rent or other sums payable by Tenant under this Lease. Nothing contained in this Lease shall be construed as constituting the consent or request, expressed or implied, by Landlord to the performance of any labor or services or of the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof by any contractor, subcontractor, laborer, materialman or vendor. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof, and that no mechanic's or other liens for any such labor, services or materials shall attach to or effect the interest of Landlord in and to the Premises.


                                  ARTICLE VII

                         INSURANCE AND INDEMNIFICATION

    Section 7.01   Property Insurance.   At Tenant's expense, Tenant shall
maintain in full force and effect a property insurance policy or policies insuring the Premises against the following:

    (a) Loss or damage commonly covered by a "Special Form" policy insuring against physical loss or damage to the Improvements and any personal property, including but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if the Premises are in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Premises). The policy shall be in the amount of the full replacement value (as defined in Section 7.05) of the Improvements and any personal property and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The policy shall include a stipulated value endorsement or agreed amount endorsement and endorsements for contingent liability for operations of building laws, demolition costs, and increased cost of construction

 .
    (b) If applicable, loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed on the Premises, in commercially reasonable amounts acceptable to Landlord.

    (c) Consequential loss of rents and income coverage insuring against all "Special Form" risk of physical loss or damage with limits and deductible amounts acceptable to Landlord covering risk of loss during the first twelve
(12) months of reconstruction, and containing an endorsement for extended period of indemnity of at least six (6) months, and shall be written with a stipulated amount of coverage if available at a reasonable premium.

    (d) If the Premises are located, in whole or in part, in a federally designated 100-year flood plain area, flood insurance for the Improvements in an amount equal to the lesser of (i) the full replacement value of the Improvements; or (ii) the maximum amount of insurance available for the Improvements under all federal and private flood insurance programs.

    (e) Loss or damage caused by the breakage of plate glass in commercially reasonable amounts acceptable to Landlord.

    (f) Loss or damage commonly covered by blanket crime insurance including employee dishonesty, loss of money orders or paper currency, depositors' forgery and loss of property of residents accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to Landlord.

    Section 7.02   Liability Insurance.      At Tenant's expense, Tenant shall
maintain liability insurance against the following:

    (a) Claims for personal injury or property damage commonly covered by comprehensive general liability insurance with endorsements for incidental malpractice, contractual, personal injury, owners' protective liability, voluntary medical payments, products and completed operations, broad form property damage and extended bodily injury, with commercially reasonable amounts for bodily injury, property damage and voluntary medical payments acceptable to Landlord, but with a combined single limit of not less that $5,000,000.00 per occurrence.

    (b) Claims for personal injury and property damage commonly covered by comprehensive automobile liability insurance, covering all owned and non-owned automobiles, with commercially reasonable amounts for bodily injury, property damage and for automobile medical payments acceptable to Landlord, but with a combined single limit of not less than $5,000,000.00 per occurrence.

    (c) Claims for personal injury commonly covered by medical malpractice insurance in commercially reasonable amounts acceptable to Landlord.

    (d) Claims commonly covered by worker's compensation insurance for all persons employed by Tenant on the Premises. Such workers' compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

    Section 7.03   Builder's Risk Insurance.     In connection with any
construction by Tenant, Tenant shall maintain in full force and effect a builder's completed value risk policy ("Builder's Risk Policy") of insurance in a non-reporting form insuring against all "Special Form" risk of physical loss or damage to the Improvements, including, but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if the Premises are in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Premises). The Builder's Risk Policy shall include endorsements providing coverage for building materials and supplies and temporary premises. The Builder's Risk Policy shall be in the amount of the full replacement value of the Improvements and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The Builder's Risk Policy shall include an endorsement permitting initial occupancy.

    Section 7.04 Insurance Requirements. The following provisions shall apply to all insurance coverage required hereunder:

    (a) The form and substance of all policies shall be subject to the approval of Landlord, which approval will not be unreasonably withheld.

    (b) The carriers of all policies shall have a Best's Rating of "All or better and a Best's Financial Category of X or higher and shall be authorized to do insurance business in the state where the Premises are located.

    (c) Tenant shall be the "named insured" and Landlord and any Fee Mortgagee shall be an "additional insured" on each liability policy. On all property and casualty policies, Landlord, any Fee Mortgagee and Tenant shall be joint loss payees.

    (d) Tenant shall deliver to Landlord certificates or policies showing the required coverage and endorsements. The policies of insurance shall provide that the policy may not be canceled or not renewed, and no material change or reduction in coverage may be made, without at least thirty (30) days' prior written notice to Landlord.

    (e) The policies shall contain a severability of interest and/or cross-liability endorsement, provide that the acts or omissions of Tenant or Landlord will not invalidate the coverage of the other party, and provide that Landlord shall not be responsible for payment of premiums.

    (f) All loss adjustment shall require the written consent of Landlord and Tenant, as their interests may appear.

    (g) At least thirty (30) days prior to the expiration of each policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor or specifying other payment arrangements acceptable to Landlord.

    Section 7.05 Replacement Value. The term "replacement value" means the actual replacement cost thereof from time to time including increased cost of construction endorsement, with no reductions or deductions. Tenant shall, in connection with each annual policy renewal, deliver to Landlord a redetermination of the full replacement value by the insurer or an endorsement indicating that the Premises are insured for their full replacement value. If Tenant makes any permitted alterations to the Premises, Landlord may have such full replacement value redetermined at any time after such permitted alterations are made, regardless of when the full replacement value was last determined.

    Section 7.06   Blanket Policy.     Notwithstanding anything to the contrary
contained in this Article, Tenant may carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Lease.

    Section 7.07 No Separate Insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance, by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any Fee Mortgagee, are included therein as additional insured or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Lease, and such additional insurance is not prohibited by the existing policies of insurance. Tenant immediately shall notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies.

    Section 7.08   Mortgages.     The following provisions shall apply if
Landlord now or hereafter places a Fee Mortgage on the Premises or any part thereof: (a) Tenant shall obtain a standard form of lender's loss payable clause insuring the interest of the Fee Mortgagee; (b) Tenant shall deliver evidence of insurance to such Fee Mortgagee; (c) loss adjustment shall require the consent of the Fee Mortgagee; and (d) Tenant shall provide such other information and documents as may be required by the Fee Mortgagee.

    Section 7.09 Damages for Failure to Properly Insure. Landlord or any Fee Mortgagee shall not be limited in the proof of any damages which Landlord or Fee Mortgage may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance, as provided above, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance; but Landlord and any Fee Mortgagee shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, to the extent of any deficiency in the Required Insurance and damages, costs and expenses of suit suffered or incurred by reason of or damage to, or destruction of, the Premises, occurring during any period when Tenant shall have failed or neglected to provide the Required Insurance. Tenant shall defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and any Fee Mortgagee for any liability incurred by Landlord or any Fee Mortgagee for or arising out of the failure to pay any deductibles for the Required Insurance.

    Section 7.10 Casualty. (a) If the Premises or any part thereof shall be damaged or destroyed by casualty, Tenant promptly shall notify Landlord thereof, and, except as provided in this Section 7.10, Tenant, with reasonable promptness and diligence, shall rebuild, replace and repair any damage or destruction to the Premises, at its expense, in conformity with the requirements of Article VII in such manner as to restore the same to the same condition, as nearly as possible, as existed prior to such casualty, and there shall be no abatement of Basic Rent, Percentage Rent, or Additional Rent.

    (b) Insurance claims by reason of damage to or destruction of any portion of the Premises shall be adjusted by Landlord and Tenant, but any Fee Mortgagee shall have the right to join with Landlord and Tenant in adjusting any such loss. Insurance proceeds shall be placed in an account controlled by Landlord or Fee Mortgagee and shall be disbursed in the manner provided in this
Section 7.10. Any insurance proceeds remaining after Tenant has repaired the Premises pursuant to this Section 7.10 shall be paid to and shall be the property of Fee Mortgagee, if Fee Mortgagee's lien documents require, otherwise such sums shall be the property of Landlord.

    (c) Before Tenant commences such repairing, restoration or rebuilding, plans and specifications therefor, prepared by a licensed architect satisfactory to Landlord (the "Approved Architect"), shall be submitted to Landlord for approval, and Tenant shall furnish to Landlord (i) an estimate of the cost of the proposed work, certified to by the Approved Architect, it being agreed that the cost of repairing, restoring and reconstructing the Premises shall include any and all costs and expenses for labor, materials, engineering, design and architectural fees to be incurred in connection with such repair, restoration or rebuilding of the Premises, (ii) names and addresses of Tenant's proposed general contractors, (iii) copies of proposed contracts with general contractors and the necessary permits, (iv) evidence of builder's risk, liability and property damage insurance of the general contractor naming Landlord and any Fee Mortgagee as additional insured in limits reasonably acceptable to Landlord and any Fee Mortgagee, and (v) if required by any Fee Mortgagee, payment and performance bonds covering the full amount of the proposed contracts, all in form and substance reasonably satisfactory to Fee Mortgagee. Tenant shall defend (with counsel reasonably acceptable to Landlord), indemnify and hold Landlord harmless from and against all claims, liens, costs, damages and expenses that may arise out of or in connection with any changes, additions, alterations or improvements to the Premises by Tenant.

    (d) Within thirty (30) days from the date of the determination of the cost of the work by the Approved Architect, Tenant shall deposit with the party holding the insurance proceeds, any excess in the estimated cost of the work over the insurance proceeds held in an account pursuant to the provisions of Paragraph (b) above. Tenant diligently and continuously shall pursue the repair, restoration or rebuilding of the improvements in a good and workmanlike manner, using only high quality materials. Proceeds of such insurance and Tenant's deposit shall be made available to Tenant against Tenant's applications for payment delivered to Landlord from time to time as such work or repair progresses. In each application, Tenant shall (i) describe the work or repair for which Tenant is requesting payment, (ii) confirm that the work to date has been performed in accordance with the approved plans and specifications relating thereto, (iii) confirm the costs incurred by Tenant in connection therewith,
(iv) confirm that except for bills for which Tenant is requesting reimbursement pursuant to the current application, all bills for work and materials have been paid in full, (v) state that Tenant has not theretofore received payment for such work, (vi) confirm that the undisbursed funds in the account are sufficient to pay in full the cost of completing the work free of liens or claims, and (vii) include any lien waivers reasonably requested by Landlord or any Fee Mortgagee.

    (e) In the event of damage to, or destruction of more than, thirty percent (30%) of the then replacement cost of the Improvements on the Premises (as determined by the Approved Architect) during the final twelve (12) months of the term of this Lease or the first Renewal Term, Landlord may elect to terminate this Lease and retain the insurance proceeds unless Tenant exercises its option to renew as set forth in Paragraph (f) below. If Landlord elects to terminate, Landlord shall give notice to Tenant (the "Termination Notice") of Landlord's election within 30 days after receipt of Tenant's notice of damage. If Tenant does not exercise its option to renew within 15 days after delivery of the Termination Notice, this Lease shall terminate 15 days after the termination notice. Tenant shall remain liable to Landlord for all Basic Rent, Percentage Rent, and Additional Rent and all other obligations accrued under this Lease through the effective date of termination.

    (f) In the event of damage to, or destruction of more than, thirty percent (30%) of the then replacement cost of the Improvements on the Premises (as determined by the Approved Architect) during the final twelve (12) months of the term of this Lease or the first Renewal Term, and Landlord gives the Termination Notice, Tenant shall have the option to renew this Lease. Tenant shall give Landlord irrevocable notice of renewal within 15 days after delivery of the Termination Notice. If Tenant elects to renew, the Renewal Term will be effective for the balance of the Original Term, plus the period of time necessary to restore the Premises and five (5) years. The Renewal Term shall commence on the third day following Landlord's receipt of Tenant's irrevocable election to renew. If this Lease is not terminated under Section 7.10(e), Tenant shall proceed to rebuild or repair the Improvements according to the other provisions of this Section 7.10.

    (g) Subject to the provisions of Section 7.03 and this section 7.10, Landlord hereby covenants and agrees to deliver to Tenant, to the extent available, any and all amounts requested by Tenant within twenty (20) days after the date Tenant makes request therefor pursuant to the application for payment described above. Landlord may withhold from such amounts up to ten percent (10%) of any such request to insure completion of Tenant's repair obligation and compliance with applicable mechanic and material lien statutes.

    Section 7.11   Indemnification.    Tenant agrees to pay and to protect,
defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord, any Fee Mortgagee and their agents, successors and assigns from and against any and all liabilities, losses, damages, costs, expenses (including all reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever arising out of (a) any injury to, or the death of, any person or any damage to property on the Premises or upon adjoining sidewalks, streets or ways, or
(b) the violation by Tenant of this Lease or any contract or agreement to which Tenant is a party or any restriction, law, ordinance or regulation to which Tenant or the Premises are subject, including all liabilities, losses, damages, costs,expenses (including all reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments arising or claiming to arise from the sole or concurrent negligence of Landlord or Landlord's agents, servants, partners, shareholders, officers, directors, or employees. If Landlord, any Fee Mortgagee or any agent of Landlord or any Fee Mortgagee shall be made a party to any litigation commenced against Tenant for which Tenant is obligated to provide indemnification pursuant to the terms of this Lease, and if Tenant, at its expense, shall fail to provide Landlord, any Fee Mortgagee or their agents with counsel approved by Landlord, Tenant shall pay all reasonable costs and reasonable attorneys' fees and expenses incurred or paid by Landlord, any Fee Mortgagee or their agents in connection with such litigation.

    Section 7.12   Waiver of Subrogation.   Notwithstanding any provision
contained herein to the contrary, Landlord and Tenant for themselves and their respective insurers or any other party claiming through or under them by way of subrogation or otherwise, each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, servants, partners, shareholders, officers, directors, or employees for any injury to or death of any person or any loss or damage that may occur to the Premises, or any improvements thereto, or any of its property located in, upon or constituting a part of the Premises, which loss or damage is covered by valid and collectible fire and extended coverage and liability policies, to the extent that such loss or damage is recoverable thereunder, even if such injury, loss, or damage is attributable to the sole or concurrent negligence of Landlord or Landlord's agents, servants, partners, shareholders, officers, directors, or employees. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant severally agree immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance coverage by reason of said waivers. Nothing contained in this waiver shall be deemed to limit or reduce the indemnity of Landlord by Tenant


                                  ARTICLE VIII

                                 EMINENT DOMAIN

    Section 8.01 Definitions.      As used in this Lease, the following words
shall have the following meanings:

    (a) "Condemnation proceedings" means any action or proceeding brought for the purpose of any taking of property or any property interest by competent authority as a result of the exercise of the power of eminent domain, condemnation or purchase under threat thereof or in lieu thereof;

    (b) "Taking" or "taken" means the taking of, or damage to, property or any property interest pursuant to condemnation proceedings; and

    (c) "Date of taking" means the date on which a condemning authority rightfully obtains physical possession of property pursuant to a taking.

    Section 8.02   Total Condemnation.     If all of the Premises should be
taken, this Lease shall terminate as of the date of taking of the Premises.

    Section 8.03   Partial Condemnation.    (a)  If more than fifty  percent
(50%) of the Floor Area of the Facility should be permanently taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective on the date physical possession is taken by the condemning authority.

    (b) If less than fifty percent (50%) of the Floor Area of the Facility should be permanently taken as aforesaid, this Lease shall not terminate; however, the Basic Rent payable hereunder during the unexpired portion of this Lease shall be reduced in proportion to the Facility Floor Area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Tenant shall make all necessary repairs or alterations necessary to make the Facility an architectural whole as provided in Section 7.10 above, which Section shall be deemed to apply to condemnation instead of casualty.

    (c) If this Lease is terminated as provided in this Article VIII, all compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord. If this Lease is not terminated as provided in this Article VIII, then all compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises shall be held by Landlord for the account of Tenant and Tenant shall use such compensation to restore promptly the remainder of the Premises and the Improvements to a complete unit of like quality, character and condition as that which existed immediately prior to the taking. In this regard, before commencing any restoration, Tenant must submit to Landlord, for approval, which approval shall not be unreasonably withheld or delayed, (i) plans and specifications for such restoration prepared by an Approved Architect; (ii) an estimate of the cost of proposed restoration, certified to by the Approved Architect, it being agreed that the cost of restoration includes any and all costs and expenses for labor, materials, engineering, design, and architectural fees incurred in connection with such restoration; (iii) copies of proposed contracts with general contractors; (iv) evidence of builder's risk, liability, and property damage insurance of the general contractor naming Landlord and any Fee Mortgagee, as additional insured in limits reasonably acceptable to Landlord and such Fee Mortgagee; and (v) if required by any Fee Mortgagee, payment and performance bonds covering the full amount of the proposed contract, all in form and substance reasonably satisfactory to any Fee Mortgagee. Within thirty (30) days after determination by the Approved Architect of the cost of any restoration work performed under this Article VIII, Tenant shall deposit into an account controlled by Landlord or such Fee Mortgagee any excess in the estimated cost of the restoration work of the compensation awarded in connection with the taking and all funds held in said account shall be distributed in the same manner as insurance proceeds are to be distributed under Article VII. If Tenant does not complete the restoration within twelve (12) months after the date of taking, then, unless the delay is for reasons not within the reasonable control of Tenant, in addition to whatever other remedies Landlord may have either under this Lease, at law or in equity, Landlord may retain the entire award or the balance thereof remaining in the custody of Landlord, as the case may be, as liquidated damages resulting from the failure of Tenant to comply with the provisions of this Section 8.03. Any portion of such award as may not have to be expended for such repairing or restoration shall be paid to Landlord.

    Section 8.04   Award.    All compensation awarded for any taking (or the
proceeds of private sale in lieu thereof) of all or any part of the Premises shall be the property of Landlord, whether such damage shall be awarded as compensation for diminution in the value of the leasehold or to the fee of the Premises or otherwise, subject to disbursement to Tenant in accordance with the provisions of this Lease, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any such compensation; provided that Tenant shall be entitled to pursue a separate claim for damages to Tenant's personal property, leasehold improvements, trade fixtures and equipment to the full extent permitted under the laws of the state in which the

Premises are situated. The termination of this Lease shall not affect the rights of the respective parties to such awards.

    Section 8.05   Temporary Taking.   If any of the events described in
Sections 8.02 or 8.03 occur as a result of a taking for temporary use, then, except as hereinafter provided, this Lease shall continue in full force and effect, except that Tenant shall not be obligated to comply with any covenant or provision of this Lease to the extent such compliance is rendered impossible or impracticable by reason of the taking. In no event shall the Rent payable hereunder abate or be reduced by reason of any such temporary taking.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

    Tenant covenants and agrees that Tenant shall not do any of the following without the prior written consent of Landlord:

    Section 9.01 No Liens. Tenant shall not create, incur, or permit to exist any lien, charge, encumbrance, easement or restriction upon the Premises or any lien upon or pledge of any interest in Tenant.

    Section 9.02   No Transfer.    Tenant shall not sell, lease, sublease,
mortgage, convey, assign or otherwise transfer any legal or equitable interest in the Premises or any part thereof.

    Section 9.03   No Dissolution.     Tenant shall not dissolve, liquidate,
merge, consolidate or terminate its existence or sell, assign, lease or otherwise transfer (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired).

    Section 9.04 Change of Location or Name. Tenant shall not change any of the following without giving Landlord at least sixty (60) days advance written notice; (a) the location of the principal place of business or chief executive office of Tenant, or any office where any of Tenant's books and records are maintained; or (b) the name under which Tenant conducts any of its business or operations.

                                   ARTICLE X

                             AFFIRMATIVE COVENANTS

    Section 10.01 Perform Obligations. Tenant shall perform all of its obligations under this Lease and comply with all legal requirements governing or relating to the Premises and/or the operation of the Facility.

    Section 10.02      Proceedings to Enjoin or Prevent Occupancy.    If any
proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful Tenant's occupancy, use, maintenance, or operation of the Facility or any portion thereof, Tenant will cause such proceedings to be contested vigorously in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom, and will, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its best efforts to bring about favorable and speedy disposition of all such proceedings and any other proceedings.

    Section 10.03    Documents and Information.   (a) Tenant, periodically
during the Term of the Lease, shall deliver to Landlord financial statements and other documents requested by Landlord reflecting Tenant's financial condition. With each delivery of such information to Landlord, Tenant shall also deliver to Landlord a certificate signed by the Chief Financial Officer, general partner or managing member (as applicable) of Tenant. Tenant shall furnish a monthly profit and loss statement for the Facility within 30 days following the end of each month, an annual Facility financial report or quarterly Facility financial report, as applicable, and a quarterly Facility accounts receivable aging report all in form reasonably acceptable to Landlord. In addition, Tenant shall deliver to Landlord an annual Facility financial report and a quarterly Facility accounts receivable aging report (based upon internal financial statements) within sixty (60) days after the end of each fiscal year.

    (b) Without limiting the foregoing, Tenant shall (i) supply promptly Landlord with such information concerning its financial condition, affairs and property, as Landlord may reasonably request from time to time hereafter; (ii) notify promptly Landlord in writing of any condition or event that constitutes a breach or Event of Default of any term, condition, warranty, representation or provisions of this Lease or any other agreement, and of any material adverse change in its financial condition; (iii) permit Landlord or any of its agents or representatives to have access to and to examine all of its books and records regarding the financial condition of the Facility at any time or times hereafter during business hours and after reasonable oral or written notice; and (iv) permit Landlord to copy and make abstracts from any and all of said books and records.

    (c) Tenant shall also furnish to Landlord financial statements prepared by Guarantor on a consolidated basis for each quarter and annually. The annual financial statements of Guarantor shall be audited statements and shall be prepared in accordance with generally accepted accounting procedures. If either Tenant or any Guarantor is a "reporting company," then such company may provide copies of its annual 10-K Reports and its quarterly 10-Q Reports in lieu of the annual and quarterly statements which would otherwise be required pursuant to this paragraph.

    (d) Tenant shall, on request of Landlord from time to time, execute, deliver and furnish documents as may be necessary to consummate the transactions contemplated under this Lease. Within fifteen (15) days after a request from Landlord, Tenant shall provide to Landlord such additional information regarding Tenant, Tenant's financial condition or the Facility as Landlord, or any existing or proposed creditor of Landlord (including, without limitation, any Fee Mortgagee), or any auditor or underwriter of Landlord, may reasonably require from time to time.

    (e) Tenant shall transmit to Landlord, within five (5) business days after receipt thereof, any material communication affecting the Facility or this Lease, and Tenant will respond promptly to Landlord's inquiry with respect to such information. Tenant shall notify promptly Landlord in writing after Tenant has knowledge of any potential, threatened or existing litigation or proceeding against, or investigation of, Tenant or the Facility that may affect the right to operate the Facility or Landlord's title to the Premises or Tenant's interest therein.

    (f) All financial statements shall: (i) be prepared in accordance with general accepted accounting principles consistently applied; and (ii) fairly present the financial condition and performance for the relevant period in all material respects.

    (g) Tenant shall comply with all Legal Requirements affecting the Premises and the operation of the Facility and keep all Government Authorizations in full force and effect. Tenant shall pay when due all taxes and governmental charges of every kind and nature that are assessed or imposed upon Tenant at any time during the term of the Lease, including, without limitation, all income, franchise, capital stock, property, sales and use, business, intangible, employee withholding, and all taxes and charges relating to Tenant's business and operations. Tenant shall be responsible for compliance with all Legal Requirements affecting the Premises and the operation of the Facility and Landlord shall have no responsibility for such compliance.

    (h) If this Lease is terminated due to expiration of the Term, pursuant to an Event of Default or for any reason, or if Tenant vacates the Premises without termination of this Lease, if requested by Landlord, Tenant shall execute, deliver and file all documents and statements requested by Landlord to effect the transfer of the Facility license and Governmental Authorizations to an entity designated by Landlord, subject to any required approval of governmental regulatory authorities, and Tenant shall provide to Landlord all information and records reasonably required by Landlord in connection with the transfer of the license and Government Authorizations.



                                   ARTICLE XI

                         REPRESENTATIONS AND WARRANTIES

    Tenant hereby makes the following representations and warranties, as of the Effective Date, to Landlord and acknowledges that Landlord is granting the Lease in reliance upon such representations and warranties. Tenant's representations and warranties shall survive the termination of this Lease.

    Section 11.01    Organization and Good Standing.   Tenant is a corporation,
duly organized, validly existing and in good standing under the laws of the State of ________ and is qualified to do business in and is in good standing under the laws of the State of _________. Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the State of ________ and is qualified to do business in and is in good standing under the laws of the State of _________.

    Section 11.02 Power and Authority. Tenant and Guarantor have the power and authority to execute, deliver and perform this Lease. Tenant and Guarantor have taken all requisite action necessary to authorize the execution, delivery and performance of Tenant's obligations under this Lease and Guarantor's obligations under the Guaranty.

    Section 11.03 Enforceability. This Lease constitutes a legal, valid and binding obligation of Tenant enforceable in accordance with its terms.

    Section 11.04 Solvency. Tenant and Guarantor are solvent, and no bankruptcy, insolvency, or similar proceeding is pending or contemplated by or, to the knowledge of Tenant, threatened against Tenant or Guarantor.

    Section 11.05     No Litigation.    As of the Effective Date (a) there are
no actions or suits, or any proceedings or investigations by any governmental agency or regulatory body pending against Tenant or any Guarantor; (b) Tenant has not received notice of any threatened actions, suits, proceedings or investigations against Tenant or Guarantor at law or in equity, or before any governmental board, agency or authority which, if determined adversely to Tenant or Guarantor, would materially and adversely affect the right to operate the Facility as presently contemplated, or the financial condition of Tenant or Guarantor; (c) there are no unsatisfied or outstanding judgments against Tenant or Guarantor; (d) there is no labor dispute materially and adversely affecting the operation or business conducted by Tenant or Guarantor; and (e) neither Tenant nor Guarantor has knowledge of any facts or circumstances which might reasonably form the basis for any such action, suit or proceeding against Tenant or Guarantor.

    Section 11.06     Consents.   The execution, deliver and performance of
this Lease and the Guaranty will not require any consent, approval, authorization, order, or declaration of, or any filing or registration with, any court or any federal, state or local entity, the absence of which would impair materially the ability of Tenant to operate the Facility as it is presently intended to be operated.

    Section 11.07     No Violation.    The execution, delivery and performance
of this Lease and the Guaranty (a) do not and will not conflict with, and do not and will not result in a breach of Tenant's or Guarantor's organizational documents; (b) do not and will not conflict with, and do not and will not result in a breach of, and do not and will not constitute a default under (or an event which, with or without notice or lapse of time, or both, would constitute a default under), any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Tenant or Guarantor is a party or by which its assets are bound; and (c) do not and will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to Tenant or Guarantor.

    Section 11.08     Reports and Statements.   All reports, statements,
certificates and other data furnished by or on behalf of Tenant and Guarantor to Landlord in connection with this Lease, and all representations and warranties made herein or in any certificate or other instrument delivered in connection herewith and therewith, are true and correct in all material respects and do not omit to state any material fact or circumstance necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading as of the date of such report, statement, certificate or other data. The copies of all agreements and instruments submitted to Landlord, including, without limitation, all agreements relating to management of the Facility are true, correct and complete copies and include all amendments and modifications of such agreements.

    Section 11.09    Chief Executive Office.    Tenant maintains its chief
executive office and its books and records at the address set forth in Section
15.01. Tenant does not conduct any of its business or operations other than at its chief executive office and at the Premises.

                                  ARTICLE XII

                   REPRESENTATIONS AND WARRANTIES OF LANDLORD

    Section 12.01    Organization and Good Standing.   Landlord is a
corporation, duly organized, validly existing and in good standing under the laws of the State of _________.

    Section 12.02 Power and Authority. Landlord has the power and authority to execute, deliver and perform this Lease. Landlord has taken all requisite action necessary to authorize the execution, delivery and performance of Landlord's obligations under this Lease.

    Section 12.03 Enforceability. This Lease constitutes a legal, valid and binding obligation of Landlord enforceable in accordance with its terms.

                                  ARTICLE XIII

                           ASSIGNMENT AND SUBLETTING

    Section 13. 01    Assignment and Subletting by Tenant.     (a) Except as
permitted in subparagraph (d) below, Tenant shall not and may not assign or in any manner transfer this Lease or any estate or interest therein, or sublet the Premises or any part thereof, or grant any license, concession, management agreement, or other right to occupy any portion of the Premises without the prior written consent of Landlord, which may be granted or denied in Landlord's sole and absolute discretion; provided, however, that Tenant may sublease, without Landlord's prior written consent, a total of not more than ______________ (______) square feet of the Premises to third parties on a month-to-month basis for the operation of a beauty shop, wellness clinic, resident-operated gift shop or for the operation of similar enterprises and such rent received by Tenant shall be included in the calculation of Gross Revenue. Without limiting the foregoing, in no event shall an assignment or subletting by Tenant hereunder relieve Tenant of any of its obligations under this Lease and Tenant shall be responsible for causing the assignee or subtenant, as the case may be, to comply with all of the terms and conditions of this Lease. An assignment or sublease without the prior written consent of Landlord will be void at Landlord's option. Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease.

    (b) Notwithstanding anything contained in paragraph (a) above to the contrary, Tenant may enter into an occupancy agreement with residents of the Premises without the prior written consent of Landlord provided that (i) the agreement does not provide for life care services, (ii) Tenant may not collect rent for more than two (2) months in advance, (iii) all residents of the Premises are accurately shown in Tenant's accounting records, and (iv) the form of such occupancy agreement has been submitted to and approved in writing by Landlord.

    (c) Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises, except as otherwise expressly provided herein.

    (d) Notwithstanding the foregoing, Tenant may assign this Lease to Greenbriar Corporation or an Affiliate of Tenant (as hereinafter defined) that is wholly-owned by Greenbriar Corporation.

    Section 13.02    Assignment by Landlord.     In the event of the transfer
and assignment by Landlord of its interests in this Lease and in the Premises to a person or entity expressly assuming Landlord's obligations under this Lease, Landlord shall automatically be released from any further obligations hereunder, and Tenant agrees to accept such successor in interest and to look solely to such successor in interest for performance of Landlord's obligations arising after the date of such assignment.

                                  ARTICLE XIV
                                    DEFAULT
    Section 14.01    Events of Default.     Any of the following occurrences or
acts shall constitute an event of default (herein called an "Event of Default") under this Lease:

    (a) Tenant shall fail to make any payment when due of Basic Rent, Percentage Rent, and Additional Rent or other sum herein required to be paid by Tenant hereunder;

    (b) Tenant shall fail to observe or perform any other provision or obligation hereof and such failure continues for twenty (20) days after Landlord has given notice thereof to Tenant (provided, that in the event of such default cannot with diligence be cured within such twenty (20) day period, if Tenant shall proceed promptly and continuously to cure the same and thereafter shall prosecute the curing of such default with diligence, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence, but not to exceed an additional sixty (60) days;

    (c) Any representation or warranty of Tenant or Guarantor set forth in any notice, certificate, demand, request or other instrument delivered pursuant to, or in connection with, this Lease, shall either prove to be false or misleading in any material respect as of the time when the same shall have been made;

    (d) Tenant or Guarantor shall (i) apply for or consent to the appointment of, or the taking of possession by, any receiver, custodian, trustee, United States Trustee or liquidator (or other similar official) of the Premises or any part thereof or of any substantial portion of Tenant's or Guarantor's (as applicable) property, or (ii) make a general assignment for the benefit of its creditors, or (iii) file petition commencing a voluntary case under or seeking to take advantage of any Federal Bankruptcy Code or any other federal or state law (as now or hereafter in effect) relating to bankruptcy, insolvency, reorganization, winding-up or adjustment of debts (hereinafter collectively called "Bankruptcy Law"), or (v) take any action in furtherance of any of the foregoing;

    (e) If an order for relief against Tenant or Guarantor shall be entered in any involuntary case under the Federal Bankruptcy Code or any similar order against Tenant Guarantor shall be entered pursuant to any other Bankruptcy Law, or if a petition commencing an involuntary case against Tenant or proposing the reorganization of Tenant or Guarantor under any Bankruptcy Law shall be filed and not be discharged or denied within sixty (60) days after such filing (or such longer period of time as may be reasonably necessary, in Landlord's sole discretion to obtain such discharge or denial and Tenant or Guarantor is pursuing same with diligence), or if a proceeding or case shall be commenced in any court of competent jurisdiction seeking (i) the liquidation, reorganization, dissolution, winding-up or adjustment of debts of Tenant or Guarantor, or (ii) the appointment of a receiver, custodian, trustee, United States Trustee or liquidator (or any similar official) of the Premises or any part thereof or of Tenant or of any substantial portion of Tenant's or Guarantor's property, or
(iii) any similar relief as to Tenant or Guarantor pursuant to any Bankruptcy Law, and any such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for sixty (60) days (or such longer period of time as may be reasonably necessary, in Landlord's sole discretion, to obtain such stay and Tenant or Guarantor is pursuing same with diligence);

    (f)       Tenant shall desert or vacate any portion of the Premises;

    (g) The business operated by Tenant shall be closed for any reason whatsoever;

    (h) Any Guarantor of this Lease, dissolves, mergers, is acquired by any other entity is files a petition in bankruptcy or is adjudicated insolvent under Chapter 11 United State Code, or other insolvency law or fails to comply with any covenant or requirement of such Guarantor set forth in this Lease or in any guaranty of Guarantor;

    (i) Tenant, any Guarantor or any entity which is an affiliate of Tenant or Guarantor, defaults on any obligation to Landlord including, without limitation, any lease with Landlord and any applicable cure or grace period with respect to default under such indebtedness or obligation expires with such default having been cured. This provision shall apply to all such obligations and agreements now existing or hereafter entered into and as they may be extended, modified, renewed or amended from time to time. "Affiliate" means any person, corporation, partnership, limited liability company or other legal entity that directly or indirectly controls or is controlled by, or is under common control with Tenant or Guarantor. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such entity. "Affiliate" includes without limitation Tenant and Greenbriar Corporation;

    (j) The license for the Property or any other governmental permit required for its operation is canceled, suspended, or otherwise invalidated or notice of impending revocation proceedings is received and Tenant fails to contest diligently such proceedings, or any reduction occurs in the number of licensed beds or units at the Property.

    Section 14.02 Landlord's Remedies. Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies:

    (a) Terminate this Lease by notice to Tenant, in which event Tenant shall surrender immediately the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have under this Lease or applicable law, enter upon and take possession of the Premises and expel or remove Tenant and any other persons who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor;

    (b) Enter upon and take possession of the Premises and expel or remove Tenant and other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and no such action by Landlord shall be construed as an election on Landlord's part to terminate the Term of this Lease unless a written notice of such intention is given to Tenant as provided in paragraph (a) above;

    (c) At any time or from time to time after the repossession of the Premises or any part thereof pursuant to paragraph (b) above, whether or not the Term of this Lease shall have been terminated pursuant to paragraph (a) above, Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses Landlord, in its sole and absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting and such rents so received shall be applied first to additional costs incurred by Landlord in reletting (including tenant finish expenses incurred by Landlord in preparing the Premises for a new tenant) and then credited against amounts otherwise owed to Landlord hereunder.
Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting;

    (d) No termination of this Lease pursuant to paragraph (a) above, by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to paragraph (b) above or otherwise, and no reletting of the Premises or any part thereof pursuant to paragraph (c) above, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting;

    (e) In the event of any such termination or repossession, Tenant will pay to Landlord the Basic Rent, Percentage Rent, and Additional Rent and other sums required to be paid by Tenant to and including the date of such termination or repossession and, thereafter, Tenant shall, until the end of what would have been the Term of this Lease in the absence of such termination or repossession, and whether or not the Premises or any part thereof shall have been relet, be liable to Landlord for, and shall pay to Landlord (i) the Basic Rent, Percentage Rent, and Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such termination or repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to paragraph (c) above, after deducting from such proceeds all Landlord's expenses incurred in connection with such reletting (including, without limitation, all repossession costs, new tenant finish-out expenses, brokerage commissions, legal expenses, attorneys' fees and employees' expenses). Tenant will pay such current damages on the days on which the Basic Rent would have been payable under this Lease in the absence of such termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day;

    (f) At Landlord's option, if Landlord terminates this Lease by reason of an Event of Default, Tenant shall pay to Landlord the sum of all Rent and other indebtedness accrued hereunder to the date of such termination, the amounts of Landlord's expenses in connection with any reletting as stated in Paragraph (e) above to the date of such termination or repossession, and, as liquidated damages, an amount equal to the then present value of the Rent and all other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of the term measured from the date of such termination to the date of expiration stated in
Section 3.02, less the then present fair market rental value of the Leased Premises for such period; because of the difficulty of ascertaining the fair market rental value of the Leased Premises and the costs and time associated with reletting the Leased Premises, the Landlord and Tenant stipulate that such fair market rental value shall in no event be deemed to exceed seventy-five percent (75%) of the then present value of the Rent reserved for such period;

    (g) In addition to any other remedy available to Landlord, in the event Tenant should neglect to perform the maintenance required of it pursuant to the terms of this Lease, and such failure shall not be cured after notice to Tenant and expiration of any applicable curative period (including any applicable right to extend the curative period) set forth herein (except Tenant shall have no grace or curative period to correct any condition that poses an imminent danger to persons or property), Landlord shall have the right, but not the obligation, to cause repairs or corrections to be made, in which event the cost of such repairs shall be reimbursed by Tenant to Landlord within thirty
(30) days after Tenant receives written demand therefor from Landlord together with copies of itemized invoices reflecting the cost of such repairs;

    (h) In the event of any termination of this Lease by Tenant pursuant to a right granted by this Lease or by operation of law, Tenant's liability for the payment and performance of all covenants, debts, indemnities and other obligations of Tenant under this Lease accrued through the date of termination shall be unaffected by such termination and shall be enforceable against Tenant in the same manner as if this Lease continued to be in full force and effect.

    Section 14.03    Additional Rights of Landlord.    No right or remedy
herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute, unless expressly excluded by the terms of this Lease. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by Landlord of any Basic Rent, Percentage Rent, and any Additional Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

    Section 14.04    Waivers by Tenant.   Tenant hereby waives and surrenders
for itself and all those claiming under it, including creditors of all kinds, any right of privilege which it or any of them may have under any present or future construction, statute or rule of law to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease or after the termination of the term of this Lease as herein provided.

                                   ARTICLE XV
                                 MISCELLANEOUS
    Section 15. 01 Notices, Demands and Other Instruments. All notices, correspondence, documents or requests given, sent or required to be given with respect to any matter pertaining to this Lease shall be in writing. Any notices, correspondence, documents or requests required or permitted to be delivered under this Lease shall be addressed to the applicable party at the addresses set forth below, or to such other address as Landlord or Tenant may designate in writing, and deemed delivered or received (a) regardless of whether actually received or not, upon deposit in the United States mail, postage prepaid, certified mail, return receipt requested, or (b) when actually received if sent other than by certified mail.

              If to Tenant:       ______________________________________
                             ______________________________________
                             ______________________________________
                             Attention:     __________________________
                             (___) ______________________(Telephone)
                             (___) _______________________(Facsimile)

              With a copy to:______________________________________
                             ______________________________________
                             ______________________________________
                             (___) ______________________(Telephone)
                             (___) _______________________(Facsimile)

              If to Landlord:______________________________________
                             ______________________________________
                             ______________________________________
                             Attention:     __________________________
                             (___) ______________________(Telephone)
                             (___) _______________________(Facsimile)

              With a copy to:______________________________________
                             ______________________________________
                             ______________________________________
                             (___) ______________________(Telephone)
                             (___) _______________________(Facsimile)


    Landlord and Tenant shall each have the right from time to time to specify as its address for purposes of this Lease any other address in the United States of America upon giving written notice thereof, similarly given, to the other party.

    Section 15.02   Estoppel Certificates.    Tenant and Landlord will, at any
time and from time to time, upon not less than twenty (20) days prior request by the other party, execute, acknowledge and deliver to the requesting party a certificate certifying, to the extent correct, (a) that this Lease is unmodified and in full effect (or setting forth any modifications and that this Lease is in full effect as modified); (b) the amount of Basic Rent, Percentage Rent, and Additional Rent payable and the dates to which the Basic Rent, Percentage Rent, and Additional Rent and other sums payable hereunder have been paid; (c) that, to its knowledge, no default exists hereunder on the part of the requesting party and that there are no rental abatements, termination rights, defenses or offsets hereunder (or stating those rental abatements, termination rights, defaults, defenses or offsets claimed by the recipient of the request); (d) the commencement and expiration dates of this Lease; (e) the amount of any security or other deposits; (f) that Tenant is in possession of the Premises, and (g) such other matters as may reasonably be required by the requesting party. Any such certificate may be relied upon by any Fee Mortgagee or other mortgagee or prospective purchaser or prospective mortgagee of the Premises. Tenant hereby irrevocably appoints Landlord Tenant's true and lawful attorney-in-fact to deliver such certificate on behalf of Tenant should Tenant refuse or fail to deliver any estoppel certificate when required to do so by Landlord and such certificate shall be binding on Tenant as if and to the same extent as if executed by Tenant.

    Section 15.03    Holding Over by Tenant.   It is covenanted and agreed that
in the event that Tenant remains in possession of the Premises after the expiration of the Term of this Lease, without the execution of a new lease or of an agreement extending the term hereof but is engaged in good faith negotiations with Landlord for a new lease or extension, Tenant shall be deemed to be occupying the Premises as a Tenant from month to month, subject to all of the terms of this Lease as may be applicable to a month to month tenancy, and at the Rent and other charges provided for in the last preceding year, prorated on a monthly basis. If, however, Tenant has no agreement and is not negotiating with Landlord in good faith, or if Landlord has notified Tenant in writing that it is unwilling to negotiate with Tenant for a new lease, Tenant shall be deemed a tenant at sufferance and shall pay as Basic Rent an amount equal to one hundred fifty percent (150%) the Basic Rent provided for in the last preceding year, and all Percentage Rent and Additional Rent.

    Section 15.04    Parties Bound.   This Lease shall be binding upon and
inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Lease.

    Section 15.05   No Merger.   There shall be no merger of this Lease or the
leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the same person acquiring or holding, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises or any portion thereof.

    Section 15.06 Surrender. Upon the termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord in the same condition in which they were received from Landlord at the commencement of this Lease, except as altered as permitted or required by this Lease, except for ordinary wear and tear and except to the extent that the terms of this Lease expressly relieve Tenant from the obligation to repair, restore or rebuild the Premises following the occurrence of any casualty or condemnation. Provided that Tenant is not in default hereunder, Tenant shall remove from the Premises prior to or within a reasonable time (not to exceed thirty (30) days) after such termination all property not owned by Landlord, and, at Tenant's expense, shall at such times of removal, repair any damage caused by such removal. Property not so removed shall become the property of Landlord. Landlord may thereafter remove and dispose of such property, and the cost of removing and disposing of the property, together with the cost of repairing any damage caused by such removal, shall be borne by Tenant.

    Section 15.07    Severability.   Each and every covenant and agreement
contained in this Lease is separate and independent, and the breach of any thereof by Landlord shall not discharge or relieve Tenant from any obligation hereunder. If any term or provision of this Lease or the application thereof to any person or circumstances or at any time to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances or at any time other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

    Section 15.08 Attorneys' Fees. In the event either party brings any action or proceeding against the other party under this Lease to enforce the terms and provisions of this Lease, the party losing in such action or proceeding shall pay the reasonable attorneys' fees and expenses of the party prevailing in such action or proceeding.

    Section 15.09   Savings Clause.   No provision contained in this Lease
which purports to obligate Tenant to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it calls for payment of any interest or other sums in excess of such maximum rate.

    Section 15.10    Force Majeure.   Whenever a period of time is herein
prescribed for action to be taken by Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party (a "Force Majeure Delay"). The provisions of this section shall not operate to excuse Tenant from the prompt payment of

Rent or any other payments required by the terms of this Lease.

    Section 15.11   Recording - Memorandum of Lease.    Landlord and Tenant
agree to execute, acknowledge and deliver at any time after the date of this Lease, at the request of the other party, a short-form Memorandum of Lease in a form reasonably acceptable to Landlord and Tenant, setting forth the Commencement Date and Term hereof, the renewal options, and such other provisions hereof (except those specifying the Basic Rent payable hereunder) as Landlord and Tenant shall reasonably deem appropriate, and such Memorandum of Lease may be recorded at Landlord's or Tenant's option.

    Section 15.12 Time of the Essence. Time is of the essence of this Lease and the provisions relating thereto shall be strictly construed.

    Section 15.13   Transfer of Landlord's Interest.   The term "Landlord," as
used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer or transfers of the title to such fee, (a) Landlord herein named (and in case of any subsequent transfer or conveyance, the then grantor) automatically shall be freed, released and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; and (b) Tenant shall attorn to the then current owner of the fee as provided below.

    Section 15.14    Subordination.   (a) Tenant accepts this lease subject and
subordinate to any Fee Mortgage presently existing or hereafter created upon the Premises, and to any renewals and extensions thereof, but Tenant agrees that any Fee Mortgagee shall have the right at any time to subordinate such Fee Mortgage to this Lease. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any Fee Mortgage hereafter placed upon the Premises, and Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may request, and, upon any failure of Tenant to do so, without limitation of Landlord's other available remedies, Landlord shall have the right to execute same as attorney-in-fact for Tenant. Notwithstanding the foregoing, as a condition to Tenant's obligation to subordinate hereunder, Landlord shall obtain and furnish to Tenant a subordination, non-disturbance and attornment agreement (the "Non-Disturbance Agreement") executed by Fee Mortgagee providing that Tenant's possession of the Premises will not be disturbed so long as Tenant continues to perform its obligations under this Lease and accept Fee Mortgagee as its landlord as provided below.

    (b) Subject to the terms of the Non-Disturbance Agreement, Tenant confirms that if by reason of a default under any Fee Mortgage, Fee Mortgagee or its successor or assignee in interest becomes Landlord hereunder, Tenant shall attorn to and shall recognize such Fee Mortgagee or its successor or assignee as Tenant's landlord under this Lease, provided that such successor in interest shall not (i) be bound by any payment of Rent for more than the current month to any prior landlord; (ii) be bound by any amendment or modification of this Lease made without the written consent of Fee Mortgagee or such successor or assignee in interest; (iii) be liable in damages for any previous act or omission by any prior landlord under this Lease; and (iv) have any obligation with respect to any security deposited under this Lease unless such security has been physically delivered to the party succeeding to the interest of Landlord. Tenant shall execute and deliver, at any time and from time to time, upon request of Landlord or of Fee Mortgagee, an instrument which reasonably may be necessary or appropriate to evidence such attornment. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or propose to give Tenant any right or election to terminate this Lease or to surrender possession of the Premises in the event any proceeding is brought by Fee Mortgagee to acquire Landlord's interest hereunder

    Section 15.15 Table of Contents and Headings. The table of contents and headings used in this Lease are for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the provisions of this Lease.

    Section 15.16   Governing Law.   This Lease shall be governed by and
interpreted under the laws of the State of _________, and all obligations of the parties hereto are performable in ________ County, _________.

    Section 15.17   Certain Definitions.   (a) The term "Tenant's Certificate"
means a written certificate signed by the Chairman of the Board, the President or any Vice President of Tenant.

    (b) The term "Fee Mortgage" means any ground lease, mortgage, deed of trust, security agreement, assignment of lease or other security instrument encumbering the Premises, and all renewals, modifications, consolidations, replacements and extensions thereof.

    (c) The term "Fee Mortgagee" means any ground lessor, mortgagee or beneficiary under a Fee Mortgage, and its successors and assigns.

    (d)       The term "Records" means the office of the County Clerk of ______

County, _________.

    Section 15.18    Entry by Landlord.   Tenant shall permit Landlord and its
agents to enter upon the Premises at all reasonable times and upon no less than one (1) day's prior notice to inspect and examine the Premises, to show the Premises to prospective purchasers, mortgagees or tenants or to make repairs. If Tenant is not present to open and permit an entry by Landlord into the Facility at any time when entry therein is necessary because of an emergency, Landlord or its agents shall not be liable for damages to property arising as a result of such entry unless such damage is due to the gross negligence or willful misconduct of Landlord.

    Section 15.19 Relationship of Landlord and Tenant. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, partnership or joint venture, between the parties hereto, it being understood and agreed that neither the method for computation of Rent, nor any other provisions contained herein, nor any act of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

    Section 15.20 Integration. This Lease contains the entire agreement between the parties hereto with regard to the subject matter hereof, and supersedes any prior understandings, agreements or negotiations. This Lease may not be amended or modified except by a writing executed by both parties hereto.

    Section 15.21 Brokers. Tenant and Landlord represent and warrant to each other that neither has had any contacts or engaged in any actions which would give rise to any claim from any broker in connection with the negotiation or execution of this Lease, and hereby agree to indemnify and hold each other harmless from any claim for a commission or fee by any party making such claim upon the basis of any alleged contract or agreement with the indemnifying party.

    Section 15.22    Interest.   In the event either party fails to pay the
other any amount under this Lease when due (after expiration of any applicable notice and grace period), such amount shall bear interest at the lesser of eighteen percent (18%) per annum or the maximum non-usurious rate of interest permitted under applicable law.

    Section 15.23    Quiet Possession.   Subject to the terms and provisions of
this Lease, Landlord hereby grants to Tenant lawful, peaceable and quiet occupancy, possession and enjoyment of the Premises and all appurtenances and rights granted to Tenant under this Lease during the Term of this Lease without hindrance or ejection by Landlord or the successors or assigns of Landlord or anyone acting by, through or under Landlord.

    Section 15.24    Complete Agreement.   This Lease contains the entire
agreement between the parties hereto, and no agent, representative, salesman or officer of Landlord has authority to make, or has made, any statement, agreement or representation, either oral or written, in connection herewith, modifying, adding or changing the terms and conditions herein set forth.

                                     ARTICLE XVI
                                  FAIR MARKET VALUE

Section 16.01 Fair Market Value. The fair market value (the "Fair Market Value") of the Leased Property shall be determined as follows.

              (a)   The parties shall attempt to determine the Fair Market
Value by mutual agreement within 15 days after giving the Renewal Notice. However, if the parties do not agree on the Fair Market Value within such 15-day period, the parties shall endeavor to select a mutually acceptable appraiser to determine the Fair Market Value. The costs of such appraiser shall be borne equally by the parties. In the event the parties do not agree on an acceptable appraiser within 15 days following the above 15-day period or either party objects to the Fair Market Value determination by the selected appraiser the provisions below shall apply.

              (b) Landlord and Tenant shall each give the other party notice of the name of an acceptable appraiser 45 days after giving of the Renewal Notice. If the parties did not agree on an acceptable appraiser pursuant to Paragraph (a) above, the two appraisers will then select a third appraiser within an additional 5 days. Each appraiser must demonstrate to the reasonable satisfaction of both Landlord and Tenant that it has significant experience in appraising properties similar to the Premises. Within 5 days after designation, each appraiser shall submit a resume to Landlord and Tenant setting forth such appraiser's qualifications including education and experience with similar properties. A notice of objections to the qualifications of any appraiser shall be given within 10 days after receipt of such resume. If a party fails to timely object to the qualifications of an appraiser, then the appraiser shall be conclusively deemed satisfactory. If a party gives a timely notice of objection to the qualifications of an appraiser, then the disqualified appraiser shall be replaced by an appraiser selected by the qualified appraisers or, if all appraisers are disqualified, then by an appraiser selected by a commercial arbitrator acceptable to Landlord and Tenant.

              (c) The Fair Market Value shall be determined by the appraiser(s) within 60 days thereafter as follows. Each of the appraisers shall be instructed to prepare an appraisal of the Premises in accordance with the following instructions:

              The Premises is to be valued upon the three conventional approaches to estimate value known as the Income, Sales Comparison and Cost Approaches. Once the approaches are completed, the appraiser correlates the individual approaches into a final value conclusion.

The three approaches to estimate value are summarized as follows:

              Income Approach: This valuation approach recognizes that the value of the operating tangible and intangible assets can be represented by the expected economic viability of the business giving returns on and of the assets.

              Sales Comparison Approach: This valuation approach is based upon the principle of substitution. When a facility is replaceable in the market, the market approach assumes that value tends to be set at the price of acquiring an equally desirable substitute facility. Since health care market conditions change and frequently are subject to regulatory and financing environments, adjustments need to be considered. These adjustments also consider the operating differences such as services and demographics.

              Cost Approach: This valuation approach estimates the value of the tangible assets only. Value is represented by the market value of the land plus the depreciated reproduction cost of all improvements and equipment.

In general, the Income and Sales Comparison Approaches are considered the best representation of value because they cover both tangible and intangible assets, consider the operating characteristics of the business and have the most significant influence on attracting potential investors.

Unless the Fair Market Value has been determined in accordance with Subparagraph
(a) above, the appraised values submitted by the three appraisers (including the Fair Market Value determined by the appraiser selected in accordance with Subparagraph (a) above) shall be ranked from highest value to middle value to lowest value, the appraised value (highest or lowest) which is furthest from the middle appraised value shall be discarded, and the remaining two appraised values shall be averaged to arrive at the Fair Market Value.

                                  ARTICLE XVII

                        ALTERNATIVE DISPUTE RESOLUTION

    Section 17.01  Mediation.     The parties agree that if a claim,
controversy or dispute arising out of or related to this Agreement cannot be resolved by negotiation they will in good faith submit to mediation as a condition precedent to initiation of arbitration. Mediation shall be initiated by a party requesting same in writing, and shall be conducted in accord with the Commercial Mediation Rules of the American Arbitration Association (the "AAA") or other such body as the parties may agree to. If the parties do not agree to a mediator within three (3) days of the written request for mediation, the party requesting mediation shall request a list of mediators from the AAA and the AAA's procedures for selection of a mediator shall apply. If the dispute has not been resolved within 30 calendar days of the written request for mediation, either party shall be free to initiate arbitration as herein provided Each party shall bear its respective costs incurred and the parties shall share equally the fees and expenses of the mediator.

    Section 17.02  Arbitration.   Any claim, controversy or dispute which
cannot be resolved by negotiation or mediation shall be resolved conclusively by binding arbitration before three arbitrators in accord with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Article. Each party shall appoint an arbitrator and the two arbitrators so appointed shall appoint a third arbitrator. In the event of any inconsistency between the provisions of this Article and the Commercial Arbitration Rules of the American Arbitration Association, this Article shall control, subject to the right to appeal as hereinafter set forth. Judgment on the award may be entered in any court having jurisdiction thereof. In the event either party requests injunctive relief, the AAA shall forthwith appoint a single arbitrator to promptly hear such claim and such arbitrator shall have the authority to grant any provisional remedy which would be available in a court of competent jurisdiction. The arbitrator shall resolve all matters in accordance with applicable substantive law. The arbitrator shall have authority to determine (whether on a provisional or final basis) who shall bear the responsibility for arbitration fees, arbitrators' fee, and attorneys' fees. All arbitration shall be commenced within thirty (30) days of the demand therefor and any decision or award shall be rendered within sixty (60) days thereafter. The award shall be rendered in writing and shall set forth findings of fact and conclusions of law. A party shall be entitled to appeal any error of law in connection with the award of the arbitrators.

    Section 17.03  Location of Mediation or Arbitration.   Proceedings for
mediation or arbitration hereunder shall be conducted in Dallas, Texas.

    Section 17.04  Reservation of Rights.   Nothing in this Agreement shall be
deemed to limit the applicability of any otherwise applicable statutes of limitations or repose and any waivers contained in this Agreement; limit the right of a party to exercise self help remedies; or preclude a party from initiating litigation for provisional or ancillary remedies such as injunctive relief to prevent irreparable injury. The exercise of any remedy or the institution of any action permitted by this provision shall not constitute a waiver of the right of any party, including the plaintiff in any such action, to arbitrate the merits of the controversy or claim giving rise to such remedies.

    Section 17.05  Attorney-Client Privilege; Confidentiality.        Any
attorney-client privilege or other protection against disclosure of confidential information, including without limitation any protection afforded the work-product of any attorney, that could otherwise be claimed by any party shall be available to, and may be claimed by, any party in arbitration proceedings. No party waives any attorney-client privilege or any other protection against disclosure of confidential information by reason of anything contained in or done pursuant to or in connection with this Article. Each party agrees to keep all controversies and claims for mediation or arbitration and related proceedings strictly confidential, except for disclosures of information required by applicable law or regulation. In addition all conduct, statements, offers and opinions, whether written or oral, made in the course of any mediation shall be deemed made for the purpose of compromise and settlement.

    Section 17.06 Third Parties. No arbitration or mediation proceeding arising out of or related to this Agreement shall include by consolidation, joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent containing specific reference to this Agreement signed by the parties hereto and any other person or entity sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitrate or mediate any claim not described in the written consent or with a person or entity not named or described therein.

    Section 17.07  Attorneys' Fees and Costs.       In the event of arbitration
arising out of the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to receive, in addition to any other award, his reasonable costs of proceeding, including reasonable attorneys' fees.


    IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above set forth.

                                  LANDLORD:

                                  ------------------------------------

                                  ------------------------------------
                                  By:
                                       ------------------------------

                                  Name:
                                            ------------------------------
                                  Title
                                            ------------------------------
                                  TENANT:

                                  ------------------------------------

                                  ------------------------------------

                                  By:
                                     -------------------------------------
                                  Name:
                                        --------------------------------------
                                  Title:
                                         ---------------------------------

                                   EXHIBIT A
                           Legal Description of Land
                                (to be attached)

                                   EXHIBIT B

                               Personal Property

                                (to be attached)